Exhibit 99.2

www.bankrate.com

For more information contact:

Steven D. Barnhart

SVP, Chief Financial Officer

steve.barnhart@bankrate.com

(917) 438-9558

News Media:

Thomas Mulligan

Sitrick And Company

tmulligan@sitrick.com

(310) 367-6567

FOR IMMEDIATE RELEASE

Reminder -- Conference Call and Webcast Today at 4:30 P.M. Eastern Time

Interactive Dial-In: (877)  809-9810, Passcode 67434357.   International Callers Dial-In: (330)  863-3286, Passcode 67434357 (10 minutes before the call). Webcast:  http://investor.bankrate.com/

BANKRATE ANNOUNCES FIRST QUARTER 2015 FINANCIAL RESULTS

NEW YORK, NY – June 17, 2015

($ in millions, except per share amounts)
	Q1 2015	Q1 2014
Revenue	$141.5	$136.3

Net income
GAAP	5.0	4.1
Adjusted	20.2	18.1

Diluted earnings per share (EPS)
GAAP	$0.05	$0.04
Adjusted	0.19	0.18

Adjusted EBITDA	40.4	36.9

Bankrate, Inc. (NYSE: RATE) today reported financial results for the first quarter ended March 31, 2015. Total revenue for the first quarter was $141.5 million, compared to $136.3  million in the first quarter of 2014, an increase of 4%.  GAAP net income for the quarter was $5.0 million, or $0.05 per fully diluted share, compared to $4.1 million or $0.04 per fully diluted share in the first quarter of 2014, representing a 25% increase in EPS.

Non-GAAP adjusted net income for the first quarter of 2015, as outlined in the attached reconciliation, was $20.2 million, representing Adjusted EPS of $0.19, compared to $18.1 million or Adjusted EPS of $0.18 in the first quarter of 2014, an 6% increase in Adjusted EPS.  Adjusted EBITDA as outlined in the attached reconciliation was $40.4 million in the first quarter of 2015, compared to $36.9  million in the first quarter of 2014, an increase of 10%.

“We are pleased that Bankrate delivered another quarter of year-over-year adjusted EBITDA growth, while working to conclude the Company’s financial review,” said Kenneth S. Esterow, Bankrate’s President and CEO.  “We are looking forward to returning to a regular cycle of financial updates and investor communication.  Further, our enhanced reporting should provide shareholders and analysts alike with more visibility into business unit performance.”

2015 Guidance

For full year 2015, the Company is introducing revenue guidance in the $520 to $530 million range and Adjusted EBITDA guidance for 2015 between $145 and $150 million.

In addition, the Company expects revenues for the second quarter of 2015 to be between $125 and $130 million and Adjusted EBITDA between $33 and $35 million.

Factors impacting Bankrate’s 2015 guidance include but are not limited to:

•

Shifts in the Company’s Cards affiliate program, in particular, the movement of card issuer and third party affiliate links to other networks. Associated affiliate revenue is typically at  low, single-digit margins.   The pro-forma impact of those changes to full year 2014 revenue and Adjusted EBITDA would have been approximately $45  million and approximately $2 million, respectively.

•

Lower Bankrate.com rate table click through and display revenue associated with reduced non-business hours demand from mortgage advertisers and reduced advertising spend from a large deposit advertiser, partly offset by higher advertiser demand in other Bankrate.com rate table categories such as personal loans and auto financing.

•	Higher insurance auto industry loss ratios that have dampened carrier marketing spend.
•	Improving year-over-year conversion of Caring’s qualified inquiries to move-ins driven by an increase in assisted living facilities participating in the Caring.com referral network.

“While Bankrate remains on track to post a second consecutive year of record Adjusted EBITDA, we are not satisfied with this outlook,” stated Mr. Esterow.  “We will be accelerating our efforts to engage our massive, affluent and in-market audiences in an ongoing customer relationship to unlock sustainable long-term growth across our verticals in revenue and Adjusted EBITDA.”

First Quarter 2015 Financial Performance

•

Total banking segment revenue was $28.2 million, a decrease of 13% year over year. Consumer inquiry revenue of $18.1 million decreased 5% compared to the first quarter of 2014, driven by a 1% reduction in consumer inquiries and a mix shift towards the personal loans category. Display and other revenue in the Banking segment was approximately 25% lower compared to the same period last year. Overall segment Adjusted EBITDA was $10.6 million at a margin of 37.5%, compared to $13.2 million or margin of 40.6% in the first quarter of 2014.

•

Total credit card segment revenue was $56.8 million, up 7% year over year. Consumer inquiry revenue in the first quarter of 2015 was $35.4 million or approximately 20% higher compared with the prior year,  driven by a 5% increase in consumer inquiries and better monetization.  Affiliate and other revenue was 8% lower compared to the prior year quarter. In the first quarter of 2015, segment Adjusted EBITDA was $26.1 million (46.0% margin), compared to prior year of $21.5 million (40.6% margin).  The improvement in Adjusted EBITDA and margin is attributed to a higher mix of revenues through the Company’s owned and operated sites vs. third-party affiliates.

•

Total insurance segment revenue was relatively flat year over year at $52.5 million.  Consumer inquiry revenue in the insurance segment of $35.2 million, was 7% higher compared to the first quarter of 2014, driven by an 11% increase in consumer inquiries, partially offset by a mix shift towards health and life. Affiliate and other revenue was down 11% compared to the prior year, as we continue to focus on consumer inquiries from our owned and operated websites and partners that host our forms or click listings. Segment Adjusted EBITDA was $8.3 million (15.9% margin) compared to $6.7 million (12.8% margin) in the first quarter of 2014. The Adjusted EBITDA margin improvement can be attributed to higher revenue generation through the Company’s owned and operated sites.

•

Total Senior Care revenue in the first quarter of 2015 was $5.2 million and Adjusted EBITDA loss was $0.1 million, both the highest revenue and Adjusted EBITDA level since the Company’s entry into this new vertical.

Supplemental information can be found in the “FY-14 & Q1-15 Earnings Call Presentation” located in the “Investor Overview” section on http://investor.bankrate.com/.

Business Highlights

Banking

•	myBankrate/Quizzle launched in April, which is the initial step in providing a consumer offering to engage our audience in an ongoing relationship.
•	Bankrate’s ‘Moneyball’ analytics platform is gaining traction. In Q1, the Company executed over 100 tests across the site and testing has identified meaningful incremental revenue.
•	Revenues increased in the personal and student loans channel by more than 90%.

Credit Cards

•

During April, the Company launched a complete redesign of the flagship CreditCards.com site.  The new site provides a cleaner and more intuitive user interface.  The new site and responsive design provides users an optimal viewing and navigational experience across all devices from desktop to smartphone and tablet.

Insurance

•	Bankrate Insurance re-branded as insuranceQuotes (“iQ”) focused around the flagship site insuranceQuotes.com.
•

iQ  continued to roll its local agent base onto the newly launched integrated technology platform.  In April, 82% of new agents signed up directly on the platform and 40% of sign-ups utilized our new native app for agents to manage their leads in their mobile devices real time.

Caring

•	In Q1-15, the number of senior living communities under referral contracts increased by 42% over Q1-14.

June 17, 2015 Conference Call Interactive Dial-In and Webcast Information:

To participate in the teleconference please call: (877)  809-9810, passcode 67434357.    International participants should dial: (330)  863-3286, passcode 67434357.  Please access at least 10 minutes prior to the time the conference is set to begin. A webcast of this call can be accessed at Bankrate’s website: http://investor.bankrate.com/.

Replay Information:

A replay of the conference call will be available beginning June 17, 2015 at 7:30 p.m. ET / 4:30 p.m. PT through June 24, 2015 at 11:59 p.m. ET / 8:59 p.m. PT.  To listen to the replay, call (855)  859-2056 and enter the passcode: 67434357.  International callers should dial (404)  537-3406 and enter the passcode: 67434357.

Non-GAAP Measures:

To supplement Bankrate’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Bankrate uses non-GAAP measures of certain components of financial performance, including EBITDA, Adjusted EBITDA and Adjusted EPS, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses.  These non-GAAP measures are provided to enhance investors’ overall understanding of Bankrate’s current financial performance and its prospects for the future.  Specifically, Bankrate believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results.  In addition, because Bankrate has historically reported certain non-GAAP results to investors, Bankrate believes the inclusion of non-GAAP measures provides consistency in its financial reporting. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the financial tables below.

About Bankrate, Inc.

Bankrate is a leading online publisher, aggregator, and distributor of personal finance content.  Bankrate aggregates large scale audiences of in-market consumers by providing them with proprietary, fully researched, comprehensive, independent and objective personal finance and related editorial content across multiple vertical categories including mortgages, deposits, insurance, credit cards, senior care and other categories, such as retirement, automobile loans, and taxes.  Our flagship sites Bankrate.com, CreditCards.com, insuranceQuotes.com and Caring.com are leading destinations in each of their respective verticals and connect our audience with financial service and senior care providers and other contextually relevant advertisers. Bankrate also develops and provides content, tools, web services and co-branded websites to over 100 online partners, including some of the most trusted and frequently visited personal finance sites such as Yahoo!, AOL, CNBC, AARP and Bloomberg. In addition, Bankrate licenses editorial content to leading news organizations such as The Wall Street Journal, USA Today, and The New York Times.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

Certain matters included in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team.  Such forward-looking statements include, without limitation, statements made with respect to future revenue, revenue growth, market acceptance of our products, our strategy and profitability.  Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.  We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions.  While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known or unknown factors, and it is impossible for us to anticipate all factors that could affect our actual results.  Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following:  the timing and outcome of, including potential expense associated with, the investigations by the Securities and Exchange Commission (SEC) and the Department of Justice (DOJ) including our ability to enter into a settlement with the SEC on terms consistent with those described in our Quarterly Report on Form 10-Q  for the quarter ended March 31, 2015; the potential impact on our business and stock price of any announcements regarding the Restatement, the SEC's investigation or the DOJ's investigation; the material weakness in our internal controls over financial reporting and our ability to rectify this issue completely and promptly; risks relating to the defense or litigation of lawsuits, including the putative securities class action lawsuit currently pending and described in our Annual Report on Form 10-K for the year ended December 31, 2014, and regulatory proceedings; the timing and outcome of (including potential expense associated with), and the potential impact on our business and stock price of any announcements regarding, the Consumer Financial Protection Bureau (CFPB) investigation described in our Annual Report on Form 10-K for the year ended December 31, 2014; the willingness or interest of banks, lenders, brokers, credit card issuers, insurance carriers and agents, senior care providers and other advertisers in the business verticals in which we operate to advertise on our websites or mobile applications, or purchase our leads, clicks, calls and referrals; the rate of conversion of consumers’ visits to our websites or mobile applications into senior care referrals and the rate at which those referrals result in move-

ins with our senior care customers; changes in application approval rates by our credit card issuer customers; increased competition and its effect on our website traffic, advertising rates, margins, and market share; our dependence on internet search engines to attract a significant portion of the visitors to our websites; our dependence on partners to attract a significant portion of the company’s revenue; shift of visitors from desktop to mobile and mobile app environments; the number of consumers seeking information about the financial and senior care products we have on our websites or mobile applications; interest rate volatility; technological changes; our ability to anticipate and manage cybersecurity risk and data security risk; the effects of any security breach or any cyberattack on our systems, websites or mobile applications; our ability to manage traffic on our websites or mobile applications, and service interruptions; our ability to maintain and develop our brands and content; the fluctuations of our results of operations from period to period; our indebtedness and the effect such indebtedness may have on our business; our need and our ability to incur additional debt or equity financing; our ability to integrate the operations and realize the expected benefits of businesses that we have acquired and may acquire in the future; the effect of unexpected liabilities we assume from our acquisitions; the effect of programmatic advertising platforms on display revenue; our ability to successfully execute on our strategies, including without limitation our insurance quality initiative, our mobile strategy and other initiatives, and the effectiveness of our strategies, including without limitation whether they result in increased revenue or profitability; our ability to attract and retain executive officers and personnel; any failure or refusal by our insurance providers to provide coverage under our insurance policies; our ability to protect our intellectual property; the effects of potential liability for content on our websites or mobile applications; our ability to establish and maintain distribution arrangements; our ability to maintain good working relationships with our customers and third-party providers and to continue to attract new customers; the effect of our expansion of operations in the United Kingdom and possible expansion to other international markets, in which we may have limited experience, and our ability to successfully execute on our business strategies in international markets; our ability to sell our operations in China in excess of its book value; the willingness of consumers to accept the Internet and our online network as a medium for obtaining financial product information; the strength of the U.S. economy in general and the financial services industry in particular; changes in monetary and fiscal policies of the U.S. government; changes in consumer spending and saving habits; review of our business and operations by regulatory authorities; changes in the legal and regulatory environment; changes in accounting principles, policies, practices or guidelines; risks relating to the ongoing reviews of our business and operations by regulatory authorities; and our ability to manage the risks involved in the foregoing.  For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion without limitation under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 along with any modifications or updates to those “Risk Factors” in our Quarterly Reports on Form 10-Q.  These documents are available on the SEC’s website at www.sec.gov.  Any factor described above or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial results and condition. We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you.  We undertake no obligation to update or revise forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

-Financial Statements Follow-

###

Bankrate, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except share and per share data)

	March 31,	December 31,
	2015	2014
Assets
Cash and cash equivalents	$154,637	$141,725
Accounts receivable, net of allowance for doubtful accounts of
$403 and $419 at March 31, 2015 and December 31, 2014, respectively	79,807	70,865
Deferred income taxes	6,407	6,407
Prepaid expenses and other current assets	17,624	35,652
Assets held for sale	1,564	1,627
Total current assets	260,039	256,276
Furniture, fixtures and equipment, net of accumulated depreciation of
$26,659 and $24,756 at March 31, 2015 and December 31, 2014, respectively	14,176	13,299
Intangible assets, net of accumulated amortization of
$242,383 and $228,667 at March 31, 2015 and December 31, 2014, respectively	329,805	338,988
Goodwill	642,567	641,367
Other assets	13,892	13,499
Total assets	$1,260,479	$1,263,429

Liabilities
Accounts payable	$16,788	$8,047
Accrued expenses	36,190	46,030
Deferred revenue and customer deposits	4,575	4,303
Accrued interest payable	2,297	6,980
Other current liabilities	11,388	13,629
Liabilities subject to sale	408	1,074
Total current liabilities	71,646	80,063
Deferred income taxes	51,633	51,633
Long term debt, net of unamortized discount	297,748	297,598
Other liabilities	6,693	10,849
Total liabilities	427,720	440,143
Commitments and contingencies (Note 9)
Stockholders' equity
Common stock, par value $.01 per share -
300,000,000 shares authorized at March 31, 2015 and December 31, 2014;
104,688,179 shares and 104,701,530 shares issued at March 31, 2015 and
December 31, 2014, respectively; 103,901,016 shares and 101,485,200 shares outstanding at March 31, 2015 and December 31, 2014, respectively	1,047	1,047
Additional paid-in capital	861,608	892,738
Accumulated deficit	(18,686)	(23,639)
Less: Treasury stock, at cost - 787,163 shares and 3,216,330 shares at March 31, 2015 and December 31, 2014, respectively	(10,733)	(46,494)
Accumulated other comprehensive loss	(477)	(366)
Total stockholders' equity	832,759	823,286
Total liabilities and stockholders' equity	$1,260,479	$1,263,429

Bankrate, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(Unaudited)

(In thousands, except share and per share data)

	Three months ended
	March 31,	March 31,
	2015	2014
Revenue	$141,541	$136,275

Costs and expenses:
Cost of revenue (excludes depreciation and amortization)	78,749	78,508
Sales and marketing	6,137	6,087
Product development and technology	8,193	6,875
General and administrative	18,064	12,543
Acquisition, offering and related expenses	263	2,403
Changes in fair value of contingent acquisition consideration	(240)	1,407
Depreciation and amortization	15,703	13,856
Total costs and expenses	126,869	121,679
Income from operations	14,672	14,596

Interest and other expenses, net	5,276	5,190

Income before taxes	9,396	9,406
Income tax expense	4,119	4,874
Net income from continuing operations	5,277	4,532
Net loss from discontinued operations, net of income taxes	(324)	(446)
Net income	$4,953	$4,086

Basic net income per share:
Continuing operations	$0.05	$0.04
Discontinued operations	(0.00)	(0.00)
Basic net income per share	$0.05	$0.04

Diluted net income per share
Continuing operations	$0.05	$0.04
Discontinued operations	(0.00)	(0.00)
Diluted net income per share	$0.05	$0.04

Weighted average common shares outstanding:
Basic	102,468,045	100,876,470
Diluted	105,515,247	103,081,843

Net income	$4,953	$4,086
Other comprehensive (loss) income, net of tax	(111)	25
Comprehensive income	$4,842	$4,111

Bankrate, Inc. and Subsidiaries

Non-GAAP Measures (Unaudited)

(In thousands, except per share data)

	(Unaudited)
	Three months ended
	March 31,	March 31,
	2015	2014
Revenue	$141,541	$136,275

Adjusted EBITDA (1)	$40,421	$36,863
Adjusted EBITDA margin	28.6%	27.1%

Adjusted net income (2)	$20,208	$18,090
Adjusted EPS	$0.19	$0.18

Weighted average common shares outstanding (diluted):	105,515,247	103,081,843

(1) Adjusted EBITDA adds back interest and other expense; income tax (benefit) expense; depreciation and amortization; net loss from discontinued operations; changes in fair value of contingent acquisition consideration; acquisition, offering and related expenses; restatement related expenses; purchase accounting adjustments; and stock-based compensation.

Reconciliation of adjusted EBITDA
Net income	$4,953	$4,086
Interest and other expenses	5,276	5,190
Income tax expense	4,119	4,874
Depreciation and amortization	15,703	13,856
Earnings before interest, taxes, depreciation and amortization (EBITDA)	30,051	28,006
Net loss from discontinued operations	324	446
Change in fair value of contingent acquisition consideration	(240)	1,407
Acquisition, offering and related expenses	263	2,403
Restatement related expenses	4,174	678
Impact of purchase accounting	33	-
Stock-based compensation (4)	5,816	3,923
Adjusted EBITDA	$40,421	$36,863

(2) Adjusted net income adds back net income (loss) from discontinued operations; income tax (benefit) expense; non-recurring change in fair value of contingent acquisition consideration; acquisition, offering and related expenses; restatement related expenses; purchase accounting adjustments; stock-based compensation; and amortization, net of tax.

Reconciliation of adjusted net income
Net income	$4,953	$4,086
Net loss from discontinued operations	324	446
Income tax expense	4,119	4,874
Change in fair value of contingent acquisition consideration due to change in estimate (3)	(946)	501
Acquisition, offering and related expenses	263	2,403
Restatement related expenses	4,174	678
Impact of purchase accounting	33	-
Stock-based compensation (4)	5,816	3,923
Amortization	14,392	12,745
Adjusted income before tax	33,128	29,656

Income tax (5)	12,920	11,566
Adjusted net income	$20,208	$18,090

(3) Change in fair value of contingent acquisition consideration due to change in estimate represents changes in fair value attributable to changes in expected earnings of acquired businesses.
Reconciliation of change in fair value of contingent acquisition consideration
Change in fair value of contingent acquisition consideration	$(240)	$1,407
Less: Change in fair value due to passage of time	706	906
Change in fair value of contingent acquisition consideration due to change in estimate	$(946)	$501

(4) Stock-based compensation is recorded in the following line items:
Cost of revenue	$566	$309
Sales and marketing	1,028	563
Product development and technology	1,103	507
General and administrative	3,119	2,544
Total stock-based compensation expense	$5,816	$3,923

(5) Assumes 39% income tax rate.